UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2020

MIKROS SYSTEMS CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	000-14801 (Commission File Number)	14-1598200 (IRS Employer Identification Number)

707 Alexander Road Building 2, Suite 208 Princeton, NJ (Address of Principal Executive Offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 987-1513

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020, Thomas J. Meaney, resigned as Chief Financial Officer of Mikros Systems Corporation (the “Company”) effective May 1, 2020. Concurrent with Mr. Meaney’s resignation, the Company appointed Mark J. Malone, currently a member of the Company’s Board of Directors (the “Board”), to serve as Chief Financial Officer and Chief Strategist effective May 1, 2020. Mr. Meaney will continue to serve as the Company’s Chief Executive Officer and member of the Board.

The information regarding the biographical information, business experience and background of Mr. Malone, set forth in Part III. Item 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2019, as filed with the United States Securities Exchange Commission on March 30, 2020, is incorporated by reference herein.

In connection with his appointment, Mr. Malone will receive a base salary of $225,000 per annum and the initial vesting periods applicable to the 60,000 shares of restricted stock previously awarded to Mr. Malone have been reinstated such that the shares will continue to vest in equal annual installments over the five year period commencing on the date of the applicable grant.

Mr. Malone currently has a consulting agreement with the Company to provide financial advisory, strategic planning and corporate governance consulting services to the Board of Directors. That consulting agreement will terminate on April 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKROS SYSTEMS CORPORATION

Dated: April 27, 2020	By:	/s/ Thomas J. Meaney
Thomas J. Meaney
Chief Executive Officer